                                                                   EXHIBIT 10.21


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                              ACQUISITION AGREEMENT


                                     FULCRUM
                                    ---------
                                     DIRECT


                                     between


                                 CHILDCRAFT INC.


                                       and


                              FULCRUM DIRECT, INC.


                            Dated as of June 28, 1996



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
                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I            DEFINITIONS.....................................       1
        1.  Definitions..............................................       1

ARTICLE II  PURCHASE AND SALE OF ASSETS..............................       4
        2.  Purchase and Sale of Assets..............................       4
            2.1      Purchase and Sale of Assets.....................       4
                     2.1.1    Acquired Assets........................       4
            2.2      Liabilities Not Assumed.........................       5
            2.3      Instruments of Conveyance.......................       5
            2.4      Consideration...................................       5
                     2.4.1    Signing Payment........................       5
                     2.4.2    Closing Date Payment...................       5
            2.5      Return of Signing Payment.......................       6
            2.6      Closing.........................................       6
            2.7      Purchase Price Allocation.......................       6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY............       6
        3.  Representations and Warranties of the Company............       6
            3.1      Corporate Organization..........................       6
            3.2      Authorization; Due Execution; Enforceability....       6
            3.3      No Violation....................................       7
            3.4      Consents and Approvals of Governmental
                     Authorities.....................................       7
            3.5      Brokers and Finders.............................       7
            3.6      Litigation and Other Proceedings................       7
            3.7      Title to Acquired Assets........................       7
            3.8      Labor Matters...................................       8
            3.9      Intellectual Property...........................       8
            3.10     Customers.......................................       8
            3.11     Suppliers.......................................       8
            3.12     Gross Margin Analysis...........................       9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR...............       9
        4.  Representations and Warranties of Acquiror...............       9
            4.1      Corporate Organization..........................       9
            4.2      Authorization; Due Execution; Enforceability....       9
            4.3      No Violation....................................       9
            4.4      Consents and Approvals of Governmental
                     Authorities.....................................       9
            4.5      Brokers and Finders.............................       9

ARTICLE V   COVENANTS................................................      10
        5.  Covenants................................................      10
            5.1      Inspection and Access...........................      10
            5.2      Consents........................................      10
            5.3      Bulk Sales Laws.................................      10

                                       (i)
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            5.4      Customer List.........................................  10
            5.5      Product Warranty Liabilities and Customer
                     Liabilities...........................................  10
                     5.5.1    Post-Closing Order Fulfillment...............  10
                     5.5.2    Product Warranty Liabilities.................  11
                     5.5.3    Customer Liabilities.........................  11
                     5.5.4    No Other Liabilities.........................  11
                     5.5.5    Reimbursement Procedure......................  12
            5.6      Press Releases........................................  12
            5.7      Further Assurances....................................  12
            5.8      Maintenance of List Exchange Balance..................  12
            5.9      Delivery of Acquired Assets...........................  12
            5.10     Escrow Agreement......................................  13
            5.11     Conduct of Business...................................  13
            5.12     Mid State Mall Lease..................................  14
            5.13     Agreement to Discontinue Use of Playclothes
                     Name/Information......................................  14
            5.14     Regal Agreement.......................................  14
            5.15     Right of First Refusal................................  14

ARTICLE VI  INDEMNIFICATION................................................  15
         6. Indemnification................................................  15
            6.1      Indemnification by the Company........................  15
            6.2      Indemnity Limits; Caps................................  15
            6.3      Acquiror's Indemnification............................  15
            6.4      Acquiror's Indemnity Limits...........................  15
            6.5      Cure..................................................  15
            6.6      Procedure.............................................  16
            6.7      Treatment.............................................  16

ARTICLE VII          CONDITIONS PRECEDENT..................................  16
         7. Conditions Precedent...........................................  16
            7.1      Conditions Precedent to Obligations of the
                     Company...............................................  16
                     7.1.1    Representations and Warranties True..........  16
                     7.1.2    Performance..................................  16
                     7.1.3    No Injunctions or Restraints.................  16
                     7.1.4    Transaction Documents........................  17
                     7.1.5    Certificates.................................  17
                     7.1.6    Supporting Documents.........................  17
            7.2      Conditions Precedent to Obligations of the Acquiror...  17
                     7.2.1    Representations and Warranties True..........  17
                     7.2.2    Performance..................................  18
                     7.2.3    No Injunctions or Restraints.................  18
                     7.2.4    Transaction Documents........................  18
                     7.2.5    Certificates.................................  18
                     7.2.6    WDCI Agreement...............................  18
                     7.2.7    Other Agreements.............................  18

                                      (ii)

                     7.2.8    Supporting Documents.......................  18

ARTICLE VIII  TERMINATION AND AMENDMENT..................................  19
         8.   Termination................................................  19
              8.1      Events of Termination.............................  19
              8.2      Effect of Termination.............................  19
              8.3      Amendment.........................................  19

ARTICLE IX    MISCELLANEOUS..............................................  20
         9.   Miscellaneous Provisions...................................  20
              9.1      Survival of Representations and Warranties........  20
              9.2      Notices...........................................  20
              9.3      Table of Contents; Headings.......................  20
              9.4      Severability......................................  20
              9.5      Counterparts......................................  21
              9.6      Entire Agreement..................................  21
              9.7      Governing Law.....................................  21
              9.8      Assignment........................................  21
              9.9      Third Party Beneficiaries.........................  21
              9.10     Expenses..........................................  21


EXHIBITS:

Exhibit A        -     Form of Bill of Sale
Exhibit B        -     Form of Letter Agreement between The Walt Disney
                       Catalog, Inc. and Fulcrum Direct, Inc.
Exhibit C        -     Form of Escrow Agreement among Childcraft Inc.,
                       Fulcrum Direct, Inc., and Bankers Trust Company
Exhibit D        -     Form of Comfort Letter from The Walt Disney Company
Exhibit E        -     Childcraft File Field Layout
Exhibit F        -     Playclothes Calendar Gross Margin Detail 1994, 1995
                       and 1996
Exhibit                G - Form of Assignment of the Agreement, dated July
                       1, 1994, between Regal Greetings & Gifts, Inc., and
                       Childcraft Inc.
Exhibit H        -     Catalog House File Count Sheet
Exhibit I        -     Merchandising and Marketing Plans and Catalog
                       Roughs

SCHEDULES:
Schedule 3.6     Litigation Matters
Schedule 5.8     List Exchange Balance



                                      (iii)

                              ACQUISITION AGREEMENT


         ACQUISITION AGREEMENT, dated June 28, 1996, between CHILDCRAFT INC., a Delaware corporation (the "Company"), and FULCRUM DIRECT, INC. a Delaware corporation (the "Acquiror").

         This Agreement sets forth the terms and conditions upon which the Company will sell to the Acquiror, and the Acquiror will purchase from the Company, those certain assets as hereinafter set forth.

         In consideration of the mutual agreements contained herein, and upon and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

1. Definitions

         1.1 "Acquired Assets" shall have the meaning ascribed thereto in
Section 2.1.1 hereof.

         1.2 "Acquiror" shall have the meaning ascribed thereto in the introductory paragraphs hereof.

         1.3 "Actual Liability" shall have the meaning ascribed thereto in
Section 5.5.5 hereof.

         1.4 "Affiliate" of any person or entity shall mean a person or entity controlling, controlled by or under common control with such person.

         1.5 "Allowance" shall have the meaning ascribed thereto in Section
5.5.5 hereof.

         1.6 "Artwork" shall mean all artwork, photographs and film in the Company's possession and used or held for use exclusively in connection with the Catalog. Notwithstanding the previous sentence, Artwork shall not include any artwork or photographs of Disney characters, Disney film titles or merchandise bearing any such characters or film titles.

         1.7 "Bill of Sale" means the bill of sale delivered by the Company pursuant to Section 2.3 of this Agreement.

         1.8 "Catalog" means the Playclothes Catalog.


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         1.9 "Claim" shall have the meaning ascribed thereto in Section 6.1 hereof.

         1.10 "Closing" means the closing referred to in Section 2.6 of this Agreement.

         1.11 "Closing Date" shall have the meaning ascribed thereto in Section
2.6 hereof.

         1.12 "Closing Date Payment" shall have the meaning ascribed thereto in
Section 2.4.2 hereof.

         1.13 "Code" means the Internal Revenue Code of 1986, as amended.

         1.14 "Company" shall have the meaning ascribed thereto in the introductory paragraphs hereof.

         1.15 "Customer Liabilities" shall have the meaning ascribed thereto in
Section 5.5.3 hereof.

         1.16 "Disney" means The Walt Disney Company, a Delaware corporation.

         1.17 "Escrow Interest Amount" means the interest earned on the Signing Payment held in escrow minus costs for the Playclothes trademark search and fees of Bankers Trust relating to the Escrow Account.

         1.18 "Estimated Returns Remaining" shall have the meaning ascribed thereto in Section 5.5.4 hereof.

         1.19 "Excluded Liabilities" shall have the meaning ascribed thereto in
Section 2.2 hereof.

         1.20 "Final Sales Date" shall have the meaning ascribed thereto in
Section 5.5.1 hereof.

         1.21 "FDC" means FDC Donnelley Marketing.

         1.22 "Gross Margin Analysis" shall have the meaning ascribed thereto in
Section 3.12 hereof.

         1.23 "Indemnitee" shall have the meaning ascribed thereto in Section
6.5 hereof.

         1.24 "Indemnitor" shall have the meaning ascribed thereto in Section
6.5 hereof.

         1.25 "Lease" means that certain Agreement of Lease dated February 15, 1992, between MidState Hye, L.P. ("Landlord") and the

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
Company ("Tenant") with respect to the premises at Mid State Mall, East Brunswick, New Jersey.

         1.26 "List Exchange Balance" shall have the meaning ascribed thereto in
Section 2.1.1.7 hereof.

         1.27 "Mark" shall have the meaning ascribed thereto in Section 3.9 hereof.

         1.28 "Material Adverse Change" shall have the meaning ascribed thereto in Section 3.1 hereof.

         1.29 "Notice" shall have the meaning ascribed thereto in Section 6.5 hereof.

         1.30 "Playclothes Customer History File" means the file maintained at FDC which includes substantially the following information relating to the Playclothes Customer List: Title Code, Name (primary and secondary), Primary Address, Secondary Address, City, State, Zip Code, Date of Birth (when available), Promotability Status, Date & Source of last Change of Address, Lifetime Order Count, Lifetime Purchase Amount, Date of Last Order, Purchase Amount of Last Order, Payment Method of Last Order, Source Code of Last Order, Date of First Order, Purchase Amount of First Order, Payment Method of First Order, and Source Code of First Order, additional names and addresses of Playclothes catalog requesters and request dates, past promotions received by offer code and date (or mail tapes for the four-year period prior to the Closing
Date).

         1.31 "Playclothes Customer List" means the buyer file for the Catalog as it exists on December 31, 1996 or such other date as the context in which this term is used suggests.

         1.32 "Playclothes Order History File" means the file maintained at FCC which includes substantially the following information relating to the Playclothes Customer List: information Regarding specific orders placed by Playclothes customers of the Catalog including Customer Account Number, Date of Order, Dollar Amount of Order, Dollars Shipping/Handling, Dollars Sales Tax, Source Code, Payment Method and line item detail, including all fields specified in the Childcraft File Field Layout attached hereto as Exhibit E.

         1.33 "Product Warranty Liabilities" shall have the meaning ascribed thereto in Section 5.5.2 hereof.

         1.34 "Purchase Price" shall have the meaning ascribed thereto in
Section 2.4 hereof.


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         1.35 "Signing Payment" shall have the meaning ascribed thereto in
Section 2.4.1 hereof.

         1.36 "Tucker Capital" shall have the meaning ascribed thereto in
Section 3.5 hereof.

         1.37 "WDCI" shall have the meaning ascribed thereto in Section 7.2.6 hereof.


                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

2. Purchase and Sale of Assets

         2.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall sell, transfer, convey, assign and deliver to Acquiror, and Acquiror shall purchase, acquire and accept from the Company all of the Company's right, title and interest to the Acquired Assets (as defined in Section 2.1.1).

                  2.1.1 Acquired Assets. The term "Acquired Assets" shall mean the following:

                       2.1.1.1 the "Playclothes" name, mark, design, logo and any stylization thereof used in connection with the Catalog;

                       2.1.1.2 all right, title and interest of the Company in all Artwork;

                       2.1.1.3 all information relating to the Catalog and its customers, including customer lists, supplier lists, detailed sales records, sample books, marketing and merchandising information, inventory information and back-up Copies of all such information, returns information, quality reports, customer correspondence and other customer information relating to service history, used or held for use exclusively in connection with the Catalog, including the Playclothes Customer History File and Playclothes Order History File and all other data, software (to the extent transferable), and other models and rights therein in whatever form available;

                       2.1.1.4 the existing toll free phone numbers used by the Catalog;

                       2.1.1.5 all rights and interests of the Company under the photography services agreements and model releases relating to services provided for the Catalog to which the Company is a party and has the right to transfer without consent;


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
                       2.1.1.6 all accounts receivable relating to the ordinary course rental of the Playclothes Customer List for third-party mailings which occur after the Closing Date;

                       2.1.1.7 subject to Section 5.9, all balances, whether positive or negative, maintained by the Catalog in connection with exchanges of the Playclothes Customer List as of the Closing Date (the "List Exchange Balance"); provided that the ratio of positive to negative List Exchange Balance is consistent with past practice of the Catalog and;

                       2.1.1.8 assignment of all rights and obligations of the Company pursuant to that certain agreement dated July 1, 1994, between the Company and Regal Greetings and Gifts, Inc. relating to the Catalog (the "Regal Agreement"), pursuant to the form of Assignment attached hereto as Exhibit G.

         2.2 Liabilities Not Assumed. Except for the List Exchange Balance, if negative, the Product Warranty Liabilities, the Customer Liabilities, the liabilities and obligations arising after the Closing Date under the Lease if the Lease is assigned to Acquiror in connection herewith and the liabilities and obligations arising under the Regal Agreement (as they relate to the Catalog), after the Closing Date, Acquiror will not assume and will not be liable for any liabilities or obligations of any kind or nature of the Company or Disney or any associate or affiliate thereof, whether disclosed, undisclosed, contingent or otherwise ("Excluded Liabilities").

         2.3 Instruments of Conveyance. In order to effectuate the sale, transfer, conveyance, assignment and delivery to Acquiror contemplated by this Agreement, the parties hereto shall execute and deliver at the Closing, (a) a bill of sale, substantially in the form of Exhibit A attached hereto, and (b) other documents or instruments of assignment, transfer or conveyance, as shall be necessary or appropriate to vest in or confirm to Acquiror title to all of the Acquired Assets.

         2.4 Consideration. The total purchase price to be paid to the Company by Acquiror for the Acquired Assets shall be $1,500,000 (the "Purchase Price") payable as follows:

                  2.4.1 Signing Payment. Acquiror shall pay $500,000 to the Escrow Agent by wire transfer on or before June 30, 1996 (the "Signing Payment").

                  2.4.2 Closing Date Payment. Acquiror shall pay the remaining $1,000,000 balance of the Purchase Price less one-half of the Escrow Interest Amount as of the Closing Date and subject to adjustments pursuant to Section 5.5.5, on the Closing Date by wire transfer to the Company (the "Closing Date Payment").

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
         2.5 Return of Signing Payment. The Company shall be entitled to retain the Signing Payment (plus the Escrow Interest Amount) if the Closing does not occur on or before the Closing Date as a result of Acquiror's breach of its obligations or failure to meet the conditions set forth in this Agreement; provided, that, the Company shall not be entitled to retain the Signing Payment (plus the Escrow Interest Amount) if the Closing does not occur on or before the Closing Date as a result of the Company's breach of its obligations or failure to meet the conditions set forth in this Agreement.

         2.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Company, 500 South Buena Vista Street, Burbank, California on December 31, 1996, or such other place and date as the parties shall mutually agree in writing, which date, as the same may be so changed, is referred to herein as the "Closing Date".

         2.7 Purchase Price Allocation. Prior to the Closing, the parties shall establish the allocation of the Purchase Price among the Acquired Assets. The parties agree that for all purposes they shall report the transaction consummated under this Agreement consistent with such allocations.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3. Representations and Warranties of the Company

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the assets it now owns. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would cause a material adverse change in the business, assets, liabilities, customer or supplier relations, operations, results of operations or condition (financial or otherwise) of the Catalog (such an event being a "Material Adverse Change").

         3.2 Authorization; Due Execution; Enforceability. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement: has been duly executed and delivered by the Company, and assuming the due execution and delivery hereof by the

Acquiror, this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms.

         3.3 No Violation. The execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company, the violation of which would cause a Material Adverse change, or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any of the Acquired Assets, pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company, or any associate or affiliate of the Company is a party.

         3.4 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.5 Brokers and Finders. Except for Tucker Capital Corporation and Jim Alexander (together, "Tucker Capital"), the Company has not employed, and is not subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions. The Company is solely responsible for any payment, fee or commission that may be due to Tucker Capital in connection with the transactions contemplated hereby.

         3.6 Litigation and Other Proceedings. Other than as set forth on
Schedule 3.6, there are no claims, actions, suits, proceedings, injunctions or investigations before any court or Federal, state, municipal or other governmental agency or instrumentality pending or, to the best knowledge of the Company, threatened against the Company with respect to the Acquired Assets.

         3.7 Title to Acquired Assets. The Company has, and will transfer to the Acquiror upon Closing, good and marketable title to the Acquired Assets, free and clear of any lien or other encumbrance, except for liens or other encumbrances securing taxes, assessments, governmental charges or levies, all of which are not yet due and payable.


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
         3.8 Labor Matters. There are no pending, or, to the knowledge of the Company, threatened, contractual arrangements, labor disputes, arbitrations, or lawsuits or administrative proceedings relating to labor matters or employees that would adversely affect the Acquired Assets or the Acquiror.

         3.9 Intellectual Property. The "Playclothes" trademark (the "Mark") is the only trademark or service mark used by the Company in connection with the Catalog. The Mark has been in continuous use since January 15, 1991. There are no copyright registrations or letters patent filed, rejected, owned or used by the Company in connection with the Catalog. The Company owns unregistered copyrights in and to the Catalogs distributed prior to the date hereof. The Company owns all right, title and interest to the Mark, free and clear of any liens, licenses or rights to use, except as provided in the Regal Agreement. There are no threatened or pending claims or suits against the Company or its Affiliates challenging the ownership of or right to use the Mark, nor, to the best knowledge of the Company does there exist any basis therefore. There are no claims or suits pending or threatened against the Company or any of its Affiliates alleging that the Mark infringes any rights of any third parties, and to the best knowledge of the Company or any of its Affiliates, there does not exist any basis therefore. To the best knowledge of the Company and its Affiliates there are no other coexisting users of the Mark, other than Regal Greetings & Gifts, Inc. pursuant to the Regal Agreement.

         3.10 Customers. As of the date hereof, the Playclothes Customer List contains the number of customers that have purchased merchandise from the Catalog ("Buyers") as specified on the Catalog House File Count Sheet attached hereto as Exhibit H. As of the Closing Date, all information relating to Buyers and prospective Buyers, maintained by the Company and/or by any agent of the Company (including, the Playclothes Customer History File, the Playclothes Order History File, all list and other test results, all house file models, zip models, regression models, and any other models developed by or for the benefit of the Company), have been provided to the Acquiror.

         3.11 Suppliers. The Company has provided the Acquiror with a list of all suppliers (and each material purchase order or contract in its possession relating thereto) from which the Catalog ordered raw materials, contract labor, merchandise and other goods or services for its business with a dollar value in excess of $10,000 since July 1, 1995, and the approximate amount for which each such supplier invoiced the Catalog during such period. To its best knowledge, the Catalog has not received any notice (written or oral) that any of such suppliers will not sell raw materials, contract labor, merchandise and other goods or services to the Catalog at any time after the Closing Date on terms and conditions similar to those imposed on current sales to the Catalog, subject to general and customary price increases.

         3.12 Gross Margin Analysis. The Company has delivered to the Acquiror the "Unaudited Playclothes Calendar Gross Margin Detail Analysis for the Calendar Years 1994, 1995 and 1996," attached hereto as Exhibit F (the "Gross Margin Analysis"). To the best knowledge of the Company, the historical information presented in the Gross Margin Analysis (x) is complete and correct in all material respects, (y) was prepared from the books and records of the Company and (z) fairly presents, in all material respects, the accounts listed therein as of the dates specified thereon in conformity with generally accepted accounting principles.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

4. Representations and Warranties of Acquiror

         4.1 Corporate Organization. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

         4.2 Authorization; Due Execution; Enforceability. Acquiror has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror, and assuming the due execution and delivery hereof by the Company, this Agreement is a valid and binding agreement of Acquiror, enforceable in accordance with its terms.

         4.3 No Violation. The execution, delivery and performance of this Agreement by the Acquiror does not and will not (i) violate or conflict with the Certificate of Incorporation or By laws of the Acquiror or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Acquiror, the violation of which would cause a Material Adverse Change.

         4.4 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.5 Brokers and Finders. Acquiror has not employed, and is not subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

                                    ARTICLE V
                                    COVENANTS

5. Covenants

         5.1 Inspection and Access. The Company will permit access before the Closing Date to Acquiror during reasonable business hours upon reasonable notice
(i) to inspect the Acquired Assets and (ii) to all employees and agents of the Company (and any other person reasonably requested by the Acquiror) to assist in the orderly transition of the Acquired Assets; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company.

         5.2 Consents. Subject to the terms and conditions hereof, the Company and Acquiror shall agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. The Acquiror shall cooperate with the Company in good faith in obtaining any consents necessary to consummate the transactions contemplated by this Agreement.

         5.3 Bulk Sales Laws. The Company hereby represents to the Acquiror that it is solvent and will pay all valid obligations of the Company as they come due other than the liabilities being transferred pursuant hereto. Based on this representation, the Acquiror hereby waives compliance by the Company with the requirements of any applicable bulk sales or transfer law and the company agrees to indemnify and hold Acquiror harmless from and against any liability arising out of the failure to comply with any such law.

         5.4 Customer List. The Company shall have the right to market the Playclothes Customer List for sale to one or more buyers on a non-exclusive basis prior to the Closing Date. The information the company shall provide pursuant to any such non exclusive sale of the Playclothes Customer List, is the information that would be provided by the Company as a result of the rental of the Playclothes Customer List in the ordinary course.

         5.5 Product Warranty Liabilities and Customer Liabilities.

                  5.5.1 Post-Closing Order Fulfillment. Acquiror agrees that the Company may, at its option, continue to take and fulfill orders, from Catalogs distributed prior to the Closing Date until March 1, 1997 (the "Final Sales Date"). The Company shall establish a new toll-free phone number or use an alternative Disney toll-free phone number exclusively for taking catalog orders prior


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
to the Final Sales Date. The Company shall transfer this toll-free number to Acquiror promptly after the Final Sales Date. The Company agrees to use its best efforts to maintain the satisfaction of the customers ordering through the Final Sales Date.

                  5.5.2 Product Warranty Liabilities. As of the Closing Date, Acquiror shall assume the Product Warranty Liabilities (as defined below), and shall credit Catalog customers the retail price paid by the customer for merchandise returned to the Company or Acquiror after the Closing Date (plus inbound shipping and handling if the merchandise is returned as defective or shipped in error), purchased from the Catalog and fulfilled by the Company on or prior to the Final Sales Date (all such credits being in the aggregate, the "Product Warranty Liabilities"). All merchandise returned for exchange shall be treated as if the merchandise requested for exchange is sold-out, resulting in a refund. As of the Closing Date, the Company shall arrange with the United States Postal Service and the United Parcel Service; (and any other carrier that delivers returns/exchanges to the Company), to forward all return/exchange packages relating to the Catalog, to the Acquiror, at the Company's expense, and shall reimburse the Acquiror for the actual cost of such returns pursuant to
Section 5.5.5 of this Agreement. The Acquiror shall retain all returned merchandise processed as compensation for processing such returns; provided that, the Acquiror shall not charge the Company any other fee for the processing of such returns.

                  5.5.3 Customer Liabilities. The Company certifies that at Closing, it will deliver to Acquiror a complete list, to the best of its best knowledge, of all gift certificate, discount coupons, credit slips and other customer liabilities of the Catalog as of the Closing Date (all such liabilities being in the aggregate, the "Customer Liabilities"). At Closing, the Acquiror shall assume the Customer Liabilities and the Company shall reimburse the Acquiror for such liabilities pursuant to Section 5.5.5.

                  5.5.4 No Other Liabilities. Except as provided in Section
5.5.2 and 5.5.3, Acquiror assumes no other liabilities relating to (i) gift certificates, promotional discounts or customer liabilities issued or sold by the Catalog prior to the Closing Date, or (ii) merchandise sold by the Company on or prior to the Final Sales Date, including any claim (threatened or otherwise) that may arise out of product liability laws, defects in material or workmanship, or any other express or implied warranties, including warranties of merchantability or specific purpose. The Company agrees that any such claims shall be considered Excluded Liabilities pursuant to this Agreement, and are expressly indemnified pursuant to Section 6.1 of this Agreement.

                  5.5.5 Reimbursement Procedure. The Company estimates that Playclothes will have total Returns for the period beginning on the Closing Date and ending on December 31, 1997, of $475,000.00 (the "Estimated Returns Remaining"). At Closing, the Company shall (i) add the Estimated Returns Remaining (which amount shall be revised at the Closing if there is greater than a ten percent variance between the forecasted gross revenues as set forth in Exhibit F and the actual gross revenues for the period between the date hereof and the Closing Date; provided that the revised Estimated Returns Remaining will be calculated on the same basis as originally calculated and set forth in Exhibit F) and the Customer Liabilities, (ii) multiply the sum thereof by .85, and (iii) subtract this amount from the Purchase Price (the amount subtracted being referred to as the "Allowance"). No later than January 31, 1998, the Acquiror shall submit a statement to the Company of actual returns and customer liabilities processed by the Acquiror as of December 31, 1997, relating to the period prior to the Closing Date (such amount being referred to as the "Actual Liability"). If the Actual Liability is greater than the Allowance, the Company shall forward the difference thereof to the Acquiror by February 15, 1998. If the Allowance is greater than the amount of the Actual Liability, then the Acquiror shall forward the difference to the Company by no later than February 15, 1998. The Company shall have no further liability to the Acquiror for Product Warranty Liabilities processed after December 31, 1997.

         5.6 Press Releases. The Company and Acquiror will coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement or the transactions contemplated by this Agreement without the prior consent of both the Company and Acquiror, except as required by law or securities exchange regulations.

         5.7 Further Assurances. After the Closing, the Company shall from time to time, at the request of Acquiror, execute and deliver such other instruments of conveyance and transfer and take such other actions as Acquiror may reasonably request, in order to more effectively consummate the transaction contemplated hereby and to test in Acquiror good and marketable title to the assets being transferred hereunder.

         5.8 Maintenance of List Exchange Balance. The Company agrees to maintain the List Exchange Balance in a manner consistent with the past practices of the Catalog. Further, the Company agrees that the List Exchange Balance at the Closing Date shall not consist of a negative balance greater than the negative balance on the date hereof as set forth in Schedule 5.8.

         5.9 Delivery of Acquired Assets. The Company shall cause FDC to deliver the Playclothes Customer History File and the

Playclothes Order History File to the Acquiror or an agent of the Acquiror.

         All remaining Acquired Assets shall be delivered as of the Closing Date in a manner mutually agreeable to the Company and the Acquiror.

         5.10 Escrow Agreement. The Company and the Acquiror shall escrow the Signing Payment with Bankers Trust Company (the "Escrow Agent"). The Signing Payment (plus the Escrow Interest Amount) shall be released pursuant to the terms of this Agreement and the Escrow Agreement attached hereto as Exhibit C at the Closing or on such earlier date as a written release shall be signed by both parties hereto and delivered to the Escrow Agent.

         5.11 Conduct of Business. Pending the Closing, the Company agrees that the Catalog will be operated in the ordinary and usual course in substantially the same manner as currently conducted. Notwithstanding the foregoing, Acquiror agrees that the Company may liquidate Playclothes inventory prior to the Closing Date using reasonable methods including discounts in Catalogs (including any clearance catalogs) to be mailed prior to the Closing, package inserts and other appropriate retail channels. Following the Closing Date, the Company may continue to liquidate the remaining Playclothes inventory through The Disney Catalog outlet stores and by using any method mutually agreed upon by the Company and Acquiror. Acquiror agrees to assist the Company in its liquidation efforts before and after the Closing (but not later then July 1, 1997), to the extent such efforts are not in the reasonable judgment of Acquiror going to have a negative impact on Acquiror, by (i) allowing the Company to feature Playclothes inventory in Acquiror's Discount Direct catalog, (ii) allowing the Company to mail sale offers to the After the Stork mailing list, and (iii) including sale materials in After the Stork outbound packages. In addition, Acquiror understands that the Company will not be preparing in any way for the production or mailing of any Catalogs covering any season beyond 1996 Fall/Winter as currently contemplated and described to Acquiror.

         The Company has provided Acquiror with merchandising and marketing plans and Catalog roughs of Catalogs currently in progress planned to be dropped between the date hereof and the Closing Date all attached hereto as Exhibit I. Acquiror agrees that the operation of the business substantially in accordance with the information referred to in the prior sentence, is an acceptable conduct of business prior to the Closing. In the event that the Company wants to deviate in any material way from such conduct, it agrees to work in concert with Acquiror to develop an alternate plan. In the event that the Company and Acquiror cannot agree on an alternate plan, the Company must conduct its business according to the plans described in the first sentence of this paragraph.

         5.12 Mid State Mall Lease. The Company agrees to assign all of its right, title and interest in, to and under the Lease to Acquiror in the event that the parties obtain a consent to transfer from the Landlord under the Lease pursuant to the form of Lease Assignment and Landlord Consent attached hereto as Exhibit K. The parties hereby agree to work together in good faith to secure the assignment of the Lease or to obtain a new lease for Acquiror covering the same premises as that which is covered by the Lease prior to the Closing. The Company and Acquiror agree that in the event the Lease is assigned or a new Lease is entered into as of the Closing Date and the Company is released from the Lease as of the same date as contemplated hereby, all fixtures in the leased premises shall be transferred to Acquiror at Closing. In the event that Acquiror does not obtain a lease covering such premises, the fixtures shall be transferred upon expiration of the Lease at the transfer expense of Acquiror.

         The Company agrees to take a physical count of the inventory at the leased premises immediately prior to the Closing Date. Acquiror agrees to purchase all of such inventory at 25% of actual cost; provided that the Company maintains inventory quality and quantity at the leased premises at levels consistent with past practices.

         5.13 Agreement to Discontinue Use of Playclothes Name/Information. The Company agrees that following the Closing Date it will cease to use the name "Playclothes" and the Acquired Assets, except as otherwise provided in Section
5.11 above, and that as of July 1, 1997, the Company will destroy (or return to the Acquiror) all copies of the Playclothes Customer List and all related customer information and other information, if any, still in its possession, relating to the Catalog.

         5.14 Regal Agreement. Acquiror agrees that all royalties, service fees, and other amounts owing to the Company under the Regal Agreement for the contract year January 1, 1996 through December 31, 1996, and for any time period prior thereto, remain property of the Company and are not transferred hereby.

         5.15 Right of First Refusal. The Company agrees to provide Acquiror with a right of first refusal on sales of Catalog obsolete inventory to third parties. The Company shall provide Acquiror with prior written notice of its intention to sell Catalog obsolete inventory to a third party, which notice shall include the name of the purchaser of the inventory, the inventory proposed to be sold, the purchase price thereof and the proposed date of purchase. Acquiror shall have two business days to notify the Company in writing that it is exercising its right of first refusal by matching the proposed offer on all terms including timing of the purchase.

                                   ARTICLE VI
                                 INDEMNIFICATION

6. Indemnification

         6.1 Indemnification by the Company. Subject to Section 6.2 below, the Company hereby agrees to defend and indemnify and hold Acquiror, its affiliates, officers, agents, employees and directors harmless from, against and in respect of any and all liabilities, losses, costs, payments, damages, claims, obligations, expenses (including judgments and settlements, subject to Section 6.6, and reasonable attorney's fees and out of pocket costs) (collectively, the "Claims") resulting from or arising out of or in connection with (i) any breach by the Company of any representation, warranty, covenants, or agreement of the Company set forth in this Agreement, (ii) the failure to comply with any applicable bulk sales or transfer law pursuant to Section 5.3 hereunder, or
(iii) all Excluded Liabilities.

         6.2 Indemnity Limits; Caps. Notwithstanding Section 6.1 hereof, Acquiror shall be entitled to indemnification hereunder (i) only when any Claim, individually or the aggregate of all Claims exceeds $10,000, (ii) only as to the amount by which the aggregate of all Claims exceeds $10,000 and (iii) only to the extent that the aggregate of all Claims paid pursuant hereto does not exceed $1,500,000; provided, however, subsections (i), (ii) and (iii) shall not be applicable to Claims directly related to Excluded Liabilities.

         6.3 Acquiror's Indemnification. Subject to Section 6.4 below, Acquiror hereby agrees to defend and indemnify and hold the Company, its affiliates, officers, agents, employees and directors harmless from, against and in respect of any and all Claims resulting from or arising out of or in connection with any breach by Acquiror of any representation, warranty, covenant or agreement set forth in this Agreement.

         6.4 Acquiror's Indemnity Limits. Notwithstanding Section 6.3 hereof, the Company shall be entitled to indemnification hereunder (i) only when any Claim or the aggregate of all Claims exceeds $10,000, (ii) only as to the amount by which the aggregate of all Claims exceeds $10,000 and (iii) only to the extent that the aggregate of all Claims paid pursuant hereto does not exceed $1,500,000.

         6.5 Cure. The party seeking indemnification (the "Indemnitee") will give the alleged breaching party (the "Indemnitor") written notice with respect to any Claim for which the Indemnitee is seeking indemnification hereunder ("Notice"). The Indemnitor will have 30 days to cure any alleged breach or non-performance to the extent such alleged breach or non-performance is susceptible to cure; provided, however, Indemnitor will have only ten business days to cure a payment default.

         6.6 Procedure. Upon receipt of the Notice, the Indemnitor shall assume the defense of the matter giving rise to the indemnification claim through counsel of its choice reasonably acceptable to the Indemnitee. The Indemnitee will have the right, at its own expense, to employ counsel to represent it. If the Indemnitor fails or refuses to undertake the defense within 60 days (or such shorter period if circumstances so dictate) after receiving the Notice, the Indemnitee will have the right to assume the defense of such matter on behalf of and for the account of the Indemnitor; provided, however, that unless the Indemnitor has refused to undertake the defense, the Indemnitee will not settle any claim without the prior written consent of the Indemnitor, which consent may not be unreasonably withheld or delayed.

         6.7 Treatment. The parties hereto agree that any payment under this
Article VI shall be treated as a reduction of the Purchase Price for all purposes, including Federal, state and local tax as well as financial accounting purposes.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

7. Conditions Precedent

         7.1 Conditions Precedent to Obligations of the Company. Each and every obligation of the Company under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company:

                  7.1.1 Representations and Warranties True. The representations and warranties of Acquiror contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except to the extent that any such representations and warranties shall be incorrect as a result of actions which are permitted hereby and which do not adversely affect Acquiror's ability to perform its obligations hereunder.

                  7.1.2 Performance. Acquiror shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  7.1.3 No Injunctions or Restraints. No action or proceeding shall be threatened, or pending, and no temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting, restraining or invalidating the purchase and sale of the Acquired Assets shall be in effect.

                  7.1.4 Transaction Documents. All instruments of conveyance described in Section 2.3 hereof to be executed and delivered by the Acquiror shall have been so executed and delivered.

                  7.1.5 Certificates. Acquiror shall have furnished to the Company a certificate of an officer certifying compliance with the conditions set forth in this Article VII.

                  7.1.6 Supporting Documents. On or prior to the Closing Date, the Company and its counsel shall have received copies of the following supporting documents: (i) a true and complete copy, certified by the Secretary of the Acquiror, of the resolutions duly and validly adopted by the Board of Directors of the Acquiror, evidencing its authorization of the execution of this Agreement and the consummation of the transactions contemplated hereby; (ii) a certificate from the Secretary of the Acquiror, certifying the names and signatures of the officers of the Acquiror authorized to sign this Agreement and the other documents to be delivered pursuant hereto; (iii) a copy of (x) the Certificate of Incorporation of the Acquiror and all amendments thereto, as of a date not earlier than ten business days prior to the Closing Date, and accompanied by a certificate of the Secretary of the Acquiror dated as of the Closing Date, stating that no amendments have been made to the Certificate of Incorporation since the date so certified, and (y) the By-laws of the Acquiror, certified by the Secretary of the Acquiror as of the Closing Date; (iv) a Due Incorporation and Good Standing Certificate for the Acquiror from the Secretary of State of Delaware dated as of a date not earlier than ten business days prior to the Closing Date.

         7.2 Conditions Precedent to Obligations of the Acquiror. Each and every obligation of the Acquiror under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Acquiror:

                  7.2.1 Representations and Warranties True. The representations and warranties of the Company contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except to the extent that any such representations and warranties shall be incorrect as a result of actions which are permitted hereby and which do not adversely affect the Company's ability to perform its obligations hereunder.

                  7.2.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed on or complied with by them on or prior to the Closing.

                  7.2.3 No Injunctions or Restraints. No action or proceeding shall be threatened or pending, and no temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting, restraining or invalidating the purchase and sale of the Acquired Assets shall be in effect.

                  7.2.4 Transaction Documents. All instruments of conveyance described in Section 2.3 hereof to be executed and delivered by the Company shall have been so executed and delivered.

                  7.2.5 Certificates. The Company shall have furnished to Acquiror a certificate of an officer certifying compliance with the conditions set forth in this Article VII.

                  7.2.6 WDCI Agreement. Simultaneous with the Closing, Acquiror shall have entered into a letter agreement with The Walt Disney Catalog, Inc. ("WDCI"), substantially in the form of Exhibit B hereto, regarding The Disney Catalog customer list.

                  7.2.7 Other Agreements. Simultaneous with the Closing, The Walt Disney Company shall execute the Form of Comfort Letter attached hereto as Exhibit D, the company shall execute the Form of Assignment of the Regal Agreement attached hereto as Exhibit G and the Company shall deliver the list of Customer Liabilities pursuant to Section 5.5.3 hereof.

                  7.2.8 Supporting Documents. On or prior to the Closing Date, the Acquiror and its counsel shall have received copies of the following supporting documents: (i) a true and complete copy, certified by the Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors of the Company, evidencing its authorization of the execution of this Agreement; and the consummation of the transactions contemplated hereby; (ii) a certificate from the Secretary of the Company, certifying the names and signatures of the officers of the company authorized to sign this Agreement and the other documents to be delivered pursuant hereto; (iii) a copy of (x) the Certificate of Incorporation of the Company and all amendments thereto, as of a date not earlier than ten business days prior to the Closing Date, and accompanied by a certificate of the Secretary of the Company dated as of the Closing Date, stating that no amendments have been made to the Certificate of Incorporation since the date so certified, and (y) the By-laws of the Company, certified by the Secretary of the Company as of the Closing Date; (iv) a Due incorporation and Good Standing Certificate for the Company from the Secretary of State of Delaware dated as of a date not earlier than ten business days prior to the Closing Date.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

8. Termination

         8.1 Events of Termination. This Agreement may be terminated by written notice given by either the Company or Acquiror to the other as follows:

                  8.1.1 at the election of the Company or Acquiror if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated hereby; or

                  8.1.2 at any time on or prior to the Closing, by mutual written consent of the Company and Acquiror; or

                  8.1.3 by Acquiror, if the Company materially breaches its obligations under this Agreement or if any event occurs (except for an event caused by the Acquiror) which would render impossible the satisfaction of one or more conditions to the obligations of Acquiror to consummate the transactions contemplated by this Agreement; or

                  8.1.4 by the Company, if Acquiror materially breaches its obligations under this Agreement or if any event occurs (except for an event caused by the Company) which would render impossible the satisfaction of one or more conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement.

         8.2 Effect of Termination. In the event of termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, except that Sections 2.5 (Return of Signing Payment), 5.6 (Press Releases) and this 8.2 hereof shall survive termination of this Agreement.

         8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and Acquiror.

                                   ARTICLE IX
                                  MISCELLANEOUS

9. Miscellaneous Provisions

         9.1 Survival of Representations and Warranties. The representation and warranties contained in this Agreement or in any other instrument delivered in connection herewith shall survive the Closing for a period of one year from the Closing Date. All covenants and agreements in this Agreement will survive the Closing in accordance with their respective terms and conditions.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally or by documented overnight courier or (ii) upon return of the receipt after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to the Company, to:

                  Childcraft Inc.
                  335 Madison Avenue, 10th Floor
                  New York, New York 10017
                  Attention:  Dick Gyde, President

                  with a copy to:

                  The Walt Disney Company
                  500 South Buena Vista Street
                  Burbank, California 91521
                  Attention:  Gloria Lepow, Senior Counsel

                  if to Acquiror, to:

                  Fulcrum Direct, Inc.
                  4321 Fulcrum Way N.E.
                  Rio Rancho, New Mexico 87124
                  Attention:  Scott A. Budoff, President and Chief
                              Operating Officer

         9.3 Table of Contents; Headings. The table of contents and the heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

         9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         9.6 Entire Agreement. This Agreement (including agreements incorporated herein) and the Exhibits hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

         9.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties, except for assignment to an affiliate of the assigning party.

         9.9 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

         9.10 Expenses. Except as otherwise specifically provided herein and regardless of whether the closing occurs, each party to this Agreement shall bear and pay its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including all legal, accounting, broker and finder fees.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                             CHILDCRAFT, INC.



                                             By:    /s/ RICHARD GYDE
                                                    ---------------------------
                                             Name:  Richard Gyde
                                             Title: President


                                             FULCRUM DIRECT, INC.



                                             By:    /s/ SCOTT A. BUDOFF
                                                    ---------------------------
                                             Name:  Scott A. Budoff
                                             Title: President and Chief
                                                    Operating Officer


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